Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2010, with respect to the consolidated financial statements of Summit Financial Services Group, Inc., included in the Annual Report on Form 10-K of Summit Financial Services Group, Inc. for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Moore Stephens Lovelace, PA

Orlando, Florida

December 27, 2010